Exhibit 1.2

Barclays Bank PLC

Medium-Term Notes, Series A

Warrants

Amended and Restated Distribution Agreement

February 10, 2009

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Ladies and Gentlemen:

Barclays Bank PLC, a public limited company organized under the laws of England and Wales (the “Bank”), proposes to issue from time to time certain Medium-Term Notes, Series A (“Notes”) and certain warrants (“Warrants” and together with the Notes, the “Securities”) (in an amount, with respect to the Notes, having an aggregate initial offering price of up to $21,000,000,000) and agrees with you (the “Agent”) as set forth in this Amended and Restated Distribution Agreement (the “Agreement”), which amends and restates in its entirety the Amended and Restated Distribution Agreement, dated September 4, 2007, between the Bank and Barclays Capital Inc. Each of the terms “the Agents”, “such Agent”, “any Agent”, “an Agent”, “each Agent”, “the Purchasing Agent” and “the Selling Agent”, when used in this Agreement or in any Terms Agreement (as defined below) or in the Annexes hereto, shall mean Barclays Capital Inc., except at any time when more Agents are acting as such hereunder, as contemplated in Section 10 hereof.

The Bank acknowledges and agrees that Barclays Capital Inc. may use the Prospectus (as defined below) in connection with offers and sales of the Securities as contemplated in the Prospectus under the caption “Plan of Distribution—Market-Making Resales” (“Secondary Market Transactions”). The Bank further acknowledges and agrees that Barclays Capital Inc. is under no obligation to effect any Secondary Market Transactions and, if it does so, it may discontinue effecting such transactions at any time without providing any notice to the Bank. The term “Agent”, whenever used in this Agreement, shall include Barclays Capital Inc., whether acting in its capacity as an Agent or acting in connection with a Secondary Market Transaction, except as may be specifically provided otherwise herein.

Subject to the terms and conditions stated herein and to the reservation by the Bank of the right to issue Securities directly on its own behalf, the Bank hereby (i) appoints each Agent as an agent of the Bank for the purpose of soliciting and receiving offers to subscribe for Securities from the Bank pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to issue Securities directly to any Agent as principal, it will enter into a separate agreement (each such agreement, a “Terms Agreement”), substantially in the form of Annex I hereto or in such other form as may be agreed by the parties to that particular agreement, relating to such issue in accordance with Section 2(b) hereof. This Agreement shall not be construed to create either an obligation on the part of the Bank to issue any Securities or an obligation of any of the Agents to subscribe for Securities as principal.

The Notes will be issued under the Senior Debt Indenture, dated as of September 16, 2004 (as it may be amended or supplemented from time to time, the “Senior Indenture”), between the Bank and The Bank of New York Mellon, as trustee (including any successor trustee thereunder, the “Trustee”). The Warrants will be issued under the Warrant Indenture (as it may be amended or supplemented from time to time, the “Warrant Indenture”) to be entered into between the Bank and the Trustee, or under one or more separate warrant agreements (each, a “Warrant Agreement”) between the Bank and one or more institutions, as warrant agent, each identified in such Warrant Agreement (each, a “Warrant Agent”). The Notes shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Warrants shall have the exercise prices, exercise dates, expiration dates, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Bank in accordance with the Senior Indenture, Warrant Indenture and the Warrant Agreements, as applicable.

1. The Bank represents and warrants to, and agrees with, each Agent that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form F-3 in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Bank; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus (including, if applicable, any prospectus supplement) relating to the Securities is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities and is filed in accordance with Section 4(a) hereof is hereinafter called a “Pricing Supplement”; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case, after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference herein to the “Prospectus as amended or supplemented”, other than in Section 1(c)(i) hereof, shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement and any other prospectus supplement specifically referred to in such Pricing Supplement) in relation to the Securities to be issued pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing;

(b) No order preventing or suspending the use of any Preliminary Prospectus, Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and, in the case of an offering of Notes or Warrants issued under the Warrant Indenture, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and all applicable rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by an Agent expressly for use therein;

(c) (i) With respect to any issue of Securities to be issued pursuant to a Terms Agreement, the “Applicable Time” will be such time on the date of such Terms Agreement as is specified therein as the Applicable Time, and the “Pricing Disclosure Package” will be the Prospectus as amended or supplemented at the Applicable Time together with (A) the information referenced in Schedule II(b) to such Terms Agreement and (B) such other documents, if any, as may be listed in Schedule II(a) to such Terms Agreement, taken together; (ii) with respect to each such issue of Securities, the Pricing Disclosure Package, as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iii) with respect to each such issue of Securities, each Issuer Free Writing Prospectus listed in Schedule II(a) to the applicable Terms Agreement, if any, will not conflict with the information contained in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented and, taken together with the Pricing Disclosure Package as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in clauses (ii) and (iii) of this Section 1(c) shall not apply to statements or omissions made in any Pricing Disclosure Package or Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Bank by any Agent expressly for use therein;

(d) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, as applicable, and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by such Agent expressly for use in the Prospectus as amended or supplemented or any Preliminary Prospectus relating to such Securities;

(e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus as amended or supplemented, there has not been, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, (i) any material change in the share capital, undated loan capital or dated loan capital of the Bank other than such changes as have been disclosed to such Agent or (ii) any material adverse change in or affecting the business, financial condition, shareholders’ equity or results of operations of the Bank and its subsidiaries on a consolidated basis;

(f) The Bank has been duly incorporated and is validly existing as a corporation under the laws of England with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented, and has in full force and effect all permits, certificates, franchises, licenses, authorizations and similar approvals necessary in connection with the operation of its business with such exceptions as do not and will not materially adversely affect the business, financial condition, shareholders’ equity or results of operations of the Bank;

(g) The form of each Security has been duly and validly authorized and, when the Securities are issued and delivered against payment therefor pursuant to this Agreement and any Terms Agreement relating to such Securities, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Bank entitled to the benefits provided by, in the case of Notes, the Senior Indenture, and in the case of Warrants, the Warrant Indenture or the relevant Warrant Agreement, as applicable, each of which will be substantially in the form filed as an exhibit to the Registration Statement; the Senior Indenture, Warrant Indenture and each Warrant Agreement has been duly authorized by the Bank and, in the case of the Senior Indenture and Warrant Indenture, is duly qualified under the Trust Indenture Act, has been duly executed and delivered by the Bank and, assuming due authorization, execution and delivery thereof by the Trustee or Warrant Agent, as applicable, constitutes a valid and legally binding instrument of the Bank enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally or by general equity principles; the Senior Indenture, Warrant Indenture and each Warrant Agreement conforms, and the Securities will conform, to the descriptions thereof set forth in the Prospectus as amended or supplemented relating to such Securities;

(h) There are no legal or governmental proceedings pending to which the Bank or any of its subsidiaries is a party or of which any property of the Bank or any of its subsidiaries is the subject, other than as set forth in the Prospectus as amended or supplemented and other than litigation or proceedings which in each case will not have a material adverse effect on the business, financial condition, shareholders’ equity or results of operations of the Bank and its subsidiaries on a consolidated basis; and, to the best of the Bank’s knowledge, no such litigation or proceedings are threatened or contemplated by governmental authorities or threatened by others;

(i) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Bank and its subsidiaries incorporated by reference in the Prospectus as amended or supplemented, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(j) The offer and issue of the Securities in the United States and the application of the proceeds thereof will not subject the Bank to registration under, or result in a violation of, the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(k) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Bank or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Bank was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Bank or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Bank was not an “ineligible issuer” as defined in Rule 405 under the Act;

(l) Other than as described or set forth in the Registration Statement or the Prospectus as amended or supplemented, no stamp or other similar issuance taxes or duties are payable in the United Kingdom by or on behalf of any Agent in connection with the issue of the Securities to any Agent by the Bank or the consummation of the other transactions contemplated hereunder;

(m) Other than as described or set forth in the Registration Statement or the Prospectus as amended or supplemented, under current law applicable in the United Kingdom, all payments by the Bank in respect of the Securities may be made without withholding or deduction for or on account of any taxes, duties assessments or charges of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority therein or thereof having power to tax; and

(n) This Agreement and any Terms Agreement has been duly authorized, executed and delivered by the Bank and the performance of this Agreement, any Terms Agreement, the Senior Indenture, the Warrant Indenture and any Warrant Agreement by the Bank of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Bank is a party or by which it may be bound or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the Articles of Association of the Bank or any law, administrative regulation or administrative or court order or decree applicable to the Bank; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to subscribe for Securities, the issue and sale of the Securities or the consummation by the Bank of the other transactions contemplated by this Agreement, any Terms Agreement, the Senior Indenture, the Warrant Indenture or any Warrant Agreement, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act, as applicable, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to subscribe for Securities from the Bank and with subscription of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby.

2. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Bank, to use its reasonable efforts to solicit and receive offers to subscribe for the Securities to be issued by the Bank upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time.

The Bank reserves the right, in its sole discretion, to suspend solicitation of offers to subscribe for Securities from the Bank commencing at any time for any period of time or permanently. The Bank shall be entitled to suspend such solicitation as to any Agent or all of the Agents, as determined by the Bank. Upon receipt of instructions from the Bank, the relevant Agent or Agents shall suspend solicitation of offers to subscribe for Securities until such time as the Bank has advised such Agent or Agents that such solicitation may be resumed.

Unless otherwise agreed pursuant to a Terms Agreement, the Bank agrees to pay each Agent a commission, at the time of settlement of any issue of a Security by the Bank as a result of a solicitation made by such Agent, in an amount to be determined by mutual agreement between the Bank and such Agent, which shall not exceed the limits prescribed by the Financial Industry Regulatory Authority (“FINRA”).

(b) Each issue of Securities by the Bank to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Bank and such Agent shall otherwise agree) a Terms Agreement which will provide for the issue of such Securities by the Bank to, and the subscription thereof by, such Agent; a Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent; the commitment of any Agent to subscribe for Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and conditions herein set forth; each Terms Agreement shall specify the principal amount of the Notes or number of the Warrants, as applicable, to be subscribed for by any Agent pursuant thereto, the subscription price to be paid to the Bank for such Securities, any provisions relating to rights of, and default by, Agents acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities; such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 4 hereof and such Terms Agreement may also include such other provisions (including provisions that modify this Agreement insofar as it sets forth the agreement between the Bank and such Agent) as the Bank and such Agent may agree upon. Unless otherwise agreed between the Bank and the relevant Agents, each Agent proposes to offer Securities subscribed for by it as principal from the Bank for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Securities are subscribed for by such Agent from the Bank. Unless otherwise agreed between the Bank and the relevant Agents, where more than one Agent has agreed with the Bank to subscribe for a particular issue of Securities pursuant to this subsection, the obligations of such Agents so to subscribe for such Securities shall be several and not joint.

For each such issue of Securities by the Bank to an Agent as principal that is not made pursuant to a Terms Agreement, the Bank agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein.

Each time and date of delivery of and payment for Securities to be subscribed for by an Agent as principal, including any such time and date as set forth in a Terms Agreement, is referred to herein as a “Time of Delivery”.

(c) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, and whether acting as agent, as principal under any Terms Agreement or otherwise (including in any Secondary Market Transaction), not to solicit offers to subscribe for or otherwise offer, issue or deliver such Security, directly or indirectly, in, or to residents of, the country issuing such currency, except as permitted by applicable law.

(d) Nothing in this Agreement shall be read or deemed to preclude the Bank and one or more of the Agents from modifying or supplementing this Agreement insofar as it applies to transactions between them without such modifications or supplemental provisions being made of general applicability to transactions between the Bank and all of the Agents.

3. The Commencement Date (as defined below) shall mean the date and time of execution of this Agreement. The Commencement Date may be postponed beyond the date and time of execution of this Agreement by agreement between the Agents and the Bank but in no event shall be later than the day prior to the date on which solicitation of offers to subscribe for Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the “Commencement Date”).

4. The Bank covenants and agrees with each Agent:

(a) (i) to prepare, with respect to any Securities to be issued by the Bank through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used or, if required under Rule 424(b) under the Act, no later than the close of business of the Commission on the second business day after the date on which such Pricing Supplement is first used;

(ii) with respect to any issue of Securities to be issued pursuant to a Terms Agreement, but only if requested by the Agents party to such Terms Agreement prior to the Time of Sale, to prepare a final term sheet relating to such Securities in the form set forth in Schedule III to such Terms Agreement and to file such final term sheet pursuant to Rule 433(d) under the Act within the time required by such rule;

(iii) to file promptly all material required to be filed by the Bank with the Commission pursuant to Rule 433(d) under the Act;

(iv) to file promptly all reports required to be filed by the Bank with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the Act) is required in connection with the offering or sale of the Securities (including in any Secondary Market Transactions during the period beginning on the Commencement Date and continuing for so long as may be required under applicable law, in the reasonable judgment of such Agent after consultation with the Bank, in order to offer and sell any Securities in Secondary Market Transactions as contemplated by the Prospectus (the “Secondary Transactions Period”)), and during such same period to advise such Agent, promptly after the Bank receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not subscribed for through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information;

(v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus, of any such notice of objection or of any such suspension of any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by Barclays Capital Inc. and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by Barclays Capital Inc. promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Agents, the Bank will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to Barclays Capital Inc. If at the Renewal Deadline the Bank is no longer eligible to file an automatic shelf registration statement, the Bank will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to Barclays Capital Inc. and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Bank will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering, issue and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities (including in any Secondary Market Transactions during the Secondary Transactions Period); provided, however, that in connection therewith the Bank shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction;

(e) (i) To furnish such Agent with copies of the Registration Statement and each amendment thereto and with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement, in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time;

(ii) if the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the applicable Pricing Supplement in connection with the offering, issue or sale of the Securities (including Securities subscribed for by such Agent as principal and including in any Secondary Market Transactions during the Secondary Transactions Period, whether before or after such expiration) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, as applicable, to notify such Agent and request such Agent, in its capacity as agent of the Bank, to suspend solicitation of offers to subscribe for Securities (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Bank shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance;

(iii) notwithstanding paragraph (ii) above, if during the period specified in such paragraph such Agent continues to own Securities subscribed for by such Agent as principal or such Agent is otherwise required to deliver a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) in respect of transactions in the Securities (including in any Secondary Market Transactions during the Secondary Transactions Period), the Bank shall promptly prepare and file with the Commission such an amendment or supplement and furnish without charge to such Agent as many copies as it may from time to time during such period reasonably request of such amendment or supplement; provided, however, that the Bank may elect, upon notice to such Agent not to comply with this paragraph (iii) with respect to any Secondary Market Transaction, but only for a period or periods that the Bank reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement. Upon receipt of any such notice, each Agent shall cease using the Prospectus or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Bank that it may resume using such document (or such document as it may be amended or supplemented);

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Bank and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Bank, Rule 158 under the Act);

(g) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h) So long as such Agent is continuing to solicit and receive offers to subscribe for Securities in accordance with the terms and conditions of this Agreement, to furnish to such Agent upon request copies of all reports or other communications (financial or other) furnished to stockholders generally and to deliver to such Agent copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Bank is listed;

(i) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to subscribe for Securities as principal and continuing to and including the later of (i) the termination of the “restricted period”, as such term is defined under Regulation M, relating to the Securities subscribed thereunder, as notified to the Bank by such Agent, and (ii) the related Time of Delivery, the Bank will not, without the prior written consent of such Agent, offer, issue, contract to issue or otherwise dispose of any debt securities or warrants, as the case may be, of the Bank which are substantially similar to such Securities;

(j) That each acceptance by the Bank of an offer to subscribe for Securities hereunder (including any subscription by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Bank of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Bank contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such issue, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

(k) That each time the Bank issues Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(k) as a condition to the subscription for Securities pursuant to such Terms Agreement, the Bank shall furnish or cause to be furnished forthwith to such Agent a written opinion of Clifford Chance LLP, the Bank’s UK counsel, or other counsel for the Bank satisfactory to such Agent, dated as of the Time of Delivery relating to such issue, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(b) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(l) That each time the Bank issues Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(l) as a condition to the subscription of Securities pursuant to such Terms Agreement, the Bank shall furnish or cause to be furnished forthwith to such Agent a written opinion of Sullivan & Cromwell LLP, the Bank’s United States counsel, dated as of the Time of Delivery relating to such issue, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(m) That each time the Bank issues Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(m) as a condition to the subscription of Securities pursuant to such Terms Agreement, the Bank shall cause the independent certified public accountants who have certified the financial statements of the Bank and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment or supplement or the Time of Delivery relating to such issue, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(f) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Bank, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(f) hereof which was last furnished to such Agent;

(n) That each time the Bank issues Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(n) as a condition to the subscription of Securities pursuant to such Terms Agreement, the Bank shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement or amendment or the Time of Delivery relating to such issue, as the case may be, in such form and executed by such officers of the Bank as shall be satisfactory to such Agent, to the effect that the statements contained in the certificates referred to in Section 6(k) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date), or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(k) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(o) To offer to any person who has agreed to subscribe for Securities from the Bank, as the result of an offer to subscribe solicited by such Agent, the right to refuse to subscribe and pay for such Securities if, on the related settlement date, any condition set forth in Section 6(a), 6(g), 6(h), 6(i) or 6(j) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such subscription of Securities shall be substituted, for purposes of this Section 4(o), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(g) and 6(i), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(g) and 6(i) on behalf of any such person); and

(p) In the event that the Bank and one or more Agents agree to list Securities on a stock exchange, the Bank shall cause an initial application to be made on such stock exchange. In connection with any series of Securities that is intended to be listed, the Bank shall use its reasonable best efforts to obtain the listing as promptly as practicable and to furnish or cause to be furnished any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing. The Bank shall comply with any undertaking given to it from time to time by the relevant stock exchange in connection with any Securities listed on such stock exchange and shall furnish or cause to be furnished to the relevant stock exchange all such information as the relevant stock exchange may require in connection with the listing of any Securities on such stock exchange; and if any Securities cease to be listed on the relevant stock exchange, the Bank shall endeavor promptly to list such Securities on such securities exchange as may be agreed between the Bank and the relevant Agent.

(q) (i) The Bank and each Agent agree that the Agents may prepare and use one or more preliminary or final term sheets relating to the Securities containing customary information;

(ii) Each Agent represents that, other than as permitted under subparagraph (a)(i) above, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Bank and Barclays Capital Inc. and that, with respect to any issue of Securities to be issued pursuant to a Terms Agreement, Schedule II(a) to such Terms Agreement will be a complete list of any free writing prospectuses for which the Agents have received such consent; and

(iii) The Bank represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of Barclays Capital Inc. and that, with respect to any issue of Securities to be sold pursuant to a Terms Agreement, Schedule II(a) to such Terms Agreement will include a complete list of any free writing prospectuses for which the Bank has received such consent;

(r) The Bank has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(s) The Bank agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or the Pricing Supplement or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Bank will give prompt notice thereof to the affected Agents and, if requested by the affected Agents, will prepare and furnish without charge to each Agent an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that if such statements or omissions were made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Bank by an Agent expressly for use therein, the Bank will be reimbursed by the Agents for its reasonable costs of preparing and furnishing such Free Writing Prospectus or other document.

5. The Bank covenants and agrees with each Agent that the Bank will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bank’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Senior Indenture, Warrant Indenture or any Warrant Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, subscription, issue and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and issue under state securities laws as provided in Section 4(d) hereof, including the fees and disbursements in connection with such qualification and in connection with any Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements in connection with, any required review by FINRA of the terms of the issue or sale of the Securities (other than, in the case of Barclays Capital Inc., in any Secondary Market Transactions); (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee or Warrant Agent and any agent of any Trustee or Warrant Agent and any transfer or paying agent of the Bank and the fees and disbursements of counsel for any Trustee or Warrant Agent or such agent in connection with any Senior Indenture, Warrant Indenture or any Warrant Agreement and the Securities; (viii) any advertising expenses connected with the solicitation of offers to subscribe and the issue of Securities so long as such advertising expenses have been approved by the Bank; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

6. The obligation of any Agent, as agent of the Bank, at any time (“Solicitation Time”) to solicit offers to subscribe for the Securities from the Bank and the obligation of any Agent to subscribe for Securities from the Bank as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent’s discretion, to the condition that all representations and warranties and other statements of the Bank herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(j) hereof that is prior to such Solicitation Time or at and as of both such Time of Delivery and Time of Sale, as the case may be (“Time of Sale” shall mean, with respect to any obligation of an Agent to subscribe for Securities as principal, the time when the related Terms Agreement becomes effective or, if there is no Terms Agreement, the time when the Agent otherwise becomes committed to subscribe for the Securities), as the case may be, and at and as of such Solicitation Time or Time of Delivery; the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Bank shall have performed all of its obligations hereunder theretofore to be performed; and the following additional conditions:

(a) (i) With respect to any Securities issued at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) the final term sheet contemplated by Section 4(a)(ii) hereof and any other material required to be filed by the Bank pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; (iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; (iv) no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and (v) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

(b) Clifford Chance LLP, English Solicitors for the Bank, or other counsel satisfactory to such Agent, shall have furnished to such Agent such counsel’s written opinions, dated as of the Time of Delivery specified in the applicable Terms Agreement referred to in Section 4(k) hereof, in form and substance satisfactory to such Agent, to the effect that:

(i) The Bank has been duly incorporated and is validly existing as a corporation under the laws of England with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented, and has in full force and effect all permits, certificates, franchises, licenses, authorizations and similar approvals necessary in connection with the operation of its business with such exceptions as do not and will not materially adversely affect the business, financial condition, shareholders’ equity or results of operations of the Bank;

(ii) The Securities have been duly and validly authorized and, when the Securities are issued and delivered against payment therefor pursuant to this Agreement and any Terms Agreement relating to such Securities, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Bank entitled to the benefits provided by, in the case of Notes, the Senior Indenture, and in the case of Warrants, the Warrant Indenture or the relevant Warrant Agreement, as applicable, each of which will be substantially in the form filed as an exhibit to the Registration Statement; the Senior Indenture, Warrant Indenture and each Warrant Agreement has been duly authorized by the Bank (and, in the case of the Senior Indenture and Warrant Indenture, is duly qualified under the Trust Indenture Act), has been duly executed and delivered by the Bank and, assuming due authorization, execution and delivery thereof by the Trustee or Warrant Agent, as applicable, constitutes a valid and legally binding instrument of the Bank enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally or by general equity principles; the Senior Indenture, Warrant Indenture and each Warrant Agreement conforms, and the Securities will conform, to the descriptions thereof set forth in the Prospectus or the Prospectus as amended or supplemented relating to such Securities;

(iii) To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Bank or any of its subsidiaries is a party or of which any property of the Bank or any of its subsidiaries is the subject, other than as set forth in the Prospectus as amended or supplemented and other than litigation or proceedings which in each case will not have a material adverse effect on the business, financial condition, shareholders’ equity or results of operations of the Bank and its subsidiaries on a consolidated basis; and, to the best of such counsel’s knowledge, no such litigation or proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv) Other than as described or set forth in the Registration Statement or the Prospectus as amended or supplemented, no stamp or other similar issuance taxes or duties are payable by or on behalf of the Agents in the United Kingdom in connection with the issue of the Securities to the Agents by the Bank or the consummation of the other transactions contemplated hereunder; and

(v) Other than as described or set forth in the Registration Statement or the Prospectus as amended or supplemented, under current law applicable in the United Kingdom, all payments by the Bank in respect of the Securities may be made without withholding or deduction for or on account of any taxes, duties assessments or charges of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority therein or thereof having power to tax.

(vi) The Bank is not in violation of its Articles of Association or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound where the effect of such violation or default would be to materially impair the Bank’s ability to perform its obligations hereunder or under the Securities. This Agreement and any Terms Agreement have been duly authorized, executed and delivered by the Bank and the performance of this Agreement, any Terms Agreement, the Senior Indenture, the Warrant Indenture and each Warrant Agreement by the Bank of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Bank is a party or by which it may be bound or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the Articles of Association of the Bank or any law, administrative regulation or administrative or court order or decree applicable to the Bank; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body in the United Kingdom is required for the solicitation of offers to subscribe for Securities, the issue and subscription of the Securities or the consummation by the Bank of the other transactions contemplated by this Agreement, any Terms Agreement, the Senior Indenture, the Warrant Indenture or any Warrant Agreement, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained;

(vii) All acts, matters and things required by the applicable laws of England and Wales to be performed, fulfilled or done before the issue of the Securities to render the obligations undertaken by the Bank pursuant to the Securities, the Senior Indenture, the Warrant Indenture, each Warrant Agreement, this Agreement and any applicable Terms Agreement valid and binding insofar as the laws of England and Wales are concerned have been performed, fulfilled and done in due and strict compliance with all such laws;

(viii) A judgment in respect of this Agreement, any Terms Agreement, the Senior Indenture, the Warrant Indenture, any Warrant Agreement or the Securities enforceable against the Bank in New York will give rise to a cause of action in a court in England and Wales which action will enable the person in whose favor the foreign judgment has been rendered to obtain a corresponding judgment in such court in England and Wales without re-examination or relitigation of any matter adjudicated in the foreign judgment, except to the extent that such judgment is against public policy in England and Wales (and such counsel is not aware of any such policy which would prevent recognition of such a judgment);

(ix) The Agents will be entitled to have access as plaintiff to appropriate courts within the United Kingdom for the enforcement of rights against the Bank under, and to the extent provided in, this Agreement and any applicable Terms Agreement and such courts would give effect to the choice of New York law as the proper law of this Agreement and any applicable Terms Agreement;

(x) There are no applicable laws of the United Kingdom that would limit the ability of the Bank to submit to the non-exclusive jurisdiction of any federal or state court sitting in New York City or to waive any objection that it may now or hereafter have either to the laying of venue of any suit, action or proceeding brought in such a court or that any claim in such a court has been brought in an inconvenient forum and the submission by the Bank under this Agreement, any applicable Terms Agreement, the Senior Indenture, the Warrant Indenture, any Warrant Agreement or the Securities to the jurisdiction of such courts is valid and binding on the Bank;

(xi) This Agreement, any applicable Terms Agreement, the Senior Indenture, the Warrant Indenture, each Warrant Agreement and the Securities may be enforced against the Bank in the courts of the United

Kingdom without any express submission to any such jurisdiction, and, if action were taken in respect of any of this Agreement, any applicable Terms Agreement, the Senior Indenture, the Warrant Indenture, any Warrant Agreement or the Securities before such courts, such courts would recognize and give effect to the provisions therein whereby they are to be governed by and construed in accordance with New York law (except as otherwise stated therein);

(xii) The Bank is not immune from suit in any relevant court in the United Kingdom;

(xiii) A judgment in a foreign currency would, for the purpose of enforcement, be converted to Pounds Sterling on the basis of the rate of exchange prevailing on the date of judgment;

(xiv) It is not necessary under the laws of the United Kingdom in order to enable any person to enforce its rights under this Agreement, any applicable Terms Agreement, the Senior Indenture, the Warrant Indenture, any Warrant Agreement or the Securities that such person be licensed, qualified, resident or otherwise qualified to carry on business in the United Kingdom;

(xv) No exchange control authorization or other authorization, approval, consent or license of any governmental authority or agency in the United Kingdom is required for the payment by the Bank of any amounts in currencies other than Pounds Sterling pursuant to the terms of the Securities; and

(xvi) The statements which appear in the Prospectus under the caption “Service of Process and Enforcement of Liabilities” in connection with the enforceability in the United Kingdom of civil liabilities predicated upon the federal securities laws of the United States, the caption “Tax Consideration—United Kingdom Taxation” dealing with the possible effect on the Holders of Notes of the United Kingdom taxation and other fiscal legislation, and Item 8 of the Registration Statement dealing with the indemnification of directors and officers of the Bank are accurately presented.

In rendering each such opinion, such counsel may rely on information obtained from public officials, officers of the Bank and other sources believed by such counsel to be responsible, and may, without limiting any other assumption or qualification which may be contained in their opinion, assume that the Senior Indenture, the Warrant Indenture, each Warrant Agreement, this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the parties thereto (other than the Bank), that the Securities conform to the specimens thereof examined by them, and that the signatures on all documents examined by them are genuine, assumptions which such counsel have not independently verified;

(c) Sullivan & Cromwell LLP, United States counsel for the Bank, shall have furnished to such Agent such opinion or opinions, dated as of the Time of Delivery specified in the applicable Terms Agreement referred to in Section 4(l) hereof, in form and substance reasonably satisfactory to you, to the effect that:

(i) Assuming the Senior Indenture, the Warrant Indenture and each Warrant Agreement has been duly authorized, executed and delivered by the Bank insofar as the laws of England and Wales are concerned, the Senior Indenture, the Warrant Indenture and each Warrant Agreement has been duly executed and delivered by the Bank and, in the case of the Senior Indenture and Warrant Indenture, is duly qualified under the Trust Indenture Act, and constitutes a valid and legally binding obligation of the Bank, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(ii) When the series of Medium-Term Notes, Series A or the series of Warrants, as applicable, has been duly authorized and established in conformity with the Senior Indenture, Warrant Indenture or Warrant Agreement, as applicable, and, when the terms of a particular Security and of its issuance have been duly authorized by all necessary corporate action in conformity with the Senior Indenture, Warrant Indenture or Warrant Agreement, as applicable, and such Security has been duly prepared, executed, authenticated and issued in accordance with the Senior Indenture, Warrant Indenture or Warrant Agreement, as applicable, and delivered against payment in accordance with this Agreement or any applicable Terms Agreement, assuming such Security has been duly authorized, executed and delivered by the Bank insofar as the laws of England and Wales are concerned, such Security will constitute a valid and legally binding obligation of the Bank enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii) Assuming this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Bank insofar as the laws of England and Wales are concerned, this Agreement and such applicable Terms Agreement have been duly executed and delivered by the Bank;

(iv) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Bank on or prior to the date hereof under the federal laws of the United States and the laws of the State of New York for the execution and delivery of the Senior Indenture, Warrant Indenture and each Warrant Agreement and the issuance, sale and delivery of the Securities by the Bank or through the Agents in accordance with the terms of this Agreement or any applicable Terms Agreement have been obtained or made; provided, however, that such counsel need not express any opinion with respect to state securities laws;

(v) The Bank is not, and upon completion of the offer and issue of the Securities and the application of the proceeds thereof in the manner described in the Prospectus will not be, “an investment company” or a company “controlled” by an “investment company” required to be registered under the Investment Company Act;

(vi) Such counsel reviewed the Registration Statement and the Prospectus, participated in discussions with representatives of the Bank, its accountants and its UK counsel, and advised the Bank as to the requirements of the Act and the applicable rules and regulations thereunder; between the effectiveness of the Registration Statement and time of delivery of such letter, such counsel participated in further discussions with representatives of the Bank, their accountants and their UK counsel regarding the contents of certain portions of the Prospectus and certain related matters and reviewed certificates of certain officers of the Bank and a letter addressed to the Agent from the independent accountants of the Bank; on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the Act, such counsel confirms to the Agents that, in their opinion the Registration Statement as of the effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive to the requirements of the Act and, in the case of an offering of Notes or Warrants issued under the Warrant Indenture, the Trust Indenture Act, and all applicable rules and regulations of the Commission thereunder; and that nothing that came to the attention of such counsel in the course of such review has caused them to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that Prospectus, as of the date of the Prospectus, contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering the letter pursuant to this clause (vi), such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus except for those made under the captions “Description of Debt Securities,” “Description of Warrants” and “Plan of Distribution” in the Prospectus, in each case insofar as they relate to provisions, therein described, of the Securities, the Senior Indenture, Warrant Indenture or Warrant Agreement, as applicable, under which the Securities are to be issued and the Amended and Restated Distribution Agreement relating to the Securities, and except for those made under the caption “Tax Considerations—U.S. Taxation”, in the Prospectus, insofar as they relate to provisions of U.S. federal income tax law therein described; and that they do not express any opinion or belief as to the financial statements or as to other financial data derived from accounting records contained in the Registration Statement or the Prospectus, or as to the statement of eligibility of the Trustee under the Senior Indenture or Warrant Indenture; and that their letter is furnished as counsel for the Bank and is solely for the benefit of the Bank.

(d) Not later than 30 days following the date of the most recent annual report on Form 20-F of the Bank filed with the Commission and incorporated by reference into the Registration Statement, Sullivan & Cromwell LLP, United States counsel for the Bank, shall have furnished to such Agent a disclosure letter of a similar tenor to that set forth in Section 6(c)(vi) above with respect to the statements made in such annual report on Form 20-F; provided, however, that the Bank may elect not to comply with this paragraph (d) for any period or periods that the Bank reasonably determines are necessary in order to avoid premature disclosure of material, non-public information; provided, further, that if the Bank so elects to delay compliance with the condition stated in this paragraph (d) such Agent shall be under no obligation to solicit offers to subscribe for Securities during the period or periods of such delay;

(e) Not later than 10:00 a.m., New York City time, on the day of the Time of Delivery specified in the applicable Terms Agreement referred to in Section 4(m) hereof, the independent certified public accountants who have certified the financial statements of the Bank and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex II hereto;

(f) Not later than 30 days following the date of the most recent annual report on Form 20-F of the Bank filed with the Commission and incorporated by reference into the Registration Statement, the independent certified accountants who have certified the financial statements of the Bank and its subsidiaries included or incorporated by reference in such annual report on Form 20-F shall have furnished to such Agent a letter in form and substance reasonably satisfactory to such Agent, to the effect set forth in Annex II hereto with respect to the financial statements and other financial information included or incorporated by reference in such annual report on Form 20-F; provided, however, that the Bank may elect not to comply with this paragraph (f) for any period or periods that the Bank reasonably determines are necessary in order to avoid premature disclosure of material, non-public information; provided, further, that if the Bank so elects to delay compliance with the condition stated in this paragraph (f) such Agent shall be under no obligation to solicit offers to subscribe for Securities during the period or periods of such delay;

(g) Since the respective dates as of which information is given or incorporated by reference in the Prospectus as amended or supplemented, there shall not have been, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, (i) any material change in the share capital, undated loan capital or dated loan capital of the Bank other than such changes as have been disclosed to the Agents, or (ii) any material change in or affecting the business, financial condition, shareholders’ equity or results of operations of the Bank and its subsidiaries on a consolidated basis, the effect of which in each case is, in the judgment of such Agent after consultation with the Bank, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities, on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Bank’s debt securities or preferred stock by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation and (ii) neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Bank’s debt securities or preferred stock;

(i) On or after the Applicable Time (i) neither the United States nor the United Kingdom shall have become engaged in hostilities which have resulted in the declaration of a national emergency or war, (ii) there shall not have been any generally published change or development involving a prospective change in U.S. or United Kingdom taxation directly affecting the Securities or the imposition of exchange controls by the United States or the United Kingdom, (iii) there shall not have been a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the London Stock Exchange, or a general moratorium on commercial banking activities in New York declared by either U.S. federal or New York State authorities or a general moratorium on commercial banking activities in the United Kingdom declared by authorities in the United Kingdom, the effect of which in the case of (i), (ii) or (iii), in the judgment of such Agent after consultation with the Bank, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery;

(j) (i) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency; and (ii) with respect to any Security linked to the securities of an issuer other than the Bank, additional conditions comparable to those set forth in Sections 6(g), 6(h) and 6(i) shall have been satisfied with respect to such issuer (with such additional conditions being identical to those in Sections 6(g), (h) and (i), except that, for this purpose, all references to the Bank in such sections shall be deemed to mean such other issuer and, if the principal trading market for such other issuer’s securities is not the New York Stock Exchange, the reference to the New York Stock Exchange in Section 6(i)(iii) shall be deemed to mean either the New York Stock Exchange or such principal trading market), it being understood that nothing in this clause 6(j)(ii) shall limit or otherwise affect conditions in Sections 6(g), (h) and (i), which shall apply in addition to any conditions applicable pursuant to this clause 6(j)(ii);

(k) The Bank shall have furnished or caused to be furnished to such Agent certificates of officers of the Bank, dated as of the Time of Delivery specified in the applicable Terms Agreement referred to in Section 4(j) hereof, in such form and executed by such officers of the Bank as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Bank herein at and as of such applicable date as to the performance by the Bank of all of its obligations hereunder to be performed at or prior to such applicable date as to the matters set forth in subsections (a) and (g) of this Section 6, and as to such other matters as such Agent may reasonably request;

(l) There is no outstanding material breach of any obligations of the Bank under the relevant Securities or this Agreement which has not been waived by the relevant Agent on or prior to the Solicitation Time or Time of Delivery of the relevant Securities;

(m) In the case of Securities that are intended to be listed, the relevant stock exchange has agreed to list such Securities; and

(n) For the issue of Securities denominated in a currency other than U.S. dollars, all necessary approvals have been obtained from the relevant central bank or other fiscal, monetary, regulatory or other authority.

7. (a) The Bank will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim; provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Bank by such Agent expressly for use therein, and provided, further, that the Bank shall not be liable to any Agent under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, to the extent that any such loss, claim, damage or liability of such Agent results from the fact that such Agent sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented, including a copy of any document incorporated by reference therein and required to be delivered therewith, if the Bank has previously furnished copies thereof to such Agent.

(b) Each Agent will indemnify and hold harmless the Bank against any losses, claims, damages or liabilities to which the Bank may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Bank by such Agent expressly for use therein; and will reimburse the Bank for any legal or other expenses reasonably incurred by the Bank in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Bank on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and such Agent on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Bank bear to the total discounts and commissions received by such Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank on the one hand or such Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection 7(d) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities subscribed by it (or by persons solicited by it) were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Agents of Securities in this subsection 7(d) to contribute are several in proportion to their respective subscription or solicitation obligations with respect to such Securities and not joint.

(e) The obligations of the Bank under this Section 7 shall be in addition to any liability which the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of the Agents under this Section 7 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank (including any person who, with his or her consent, is named in Registration Statement, as about to become a director of the Bank), to the authorized representative of the Bank in the United States and to each person, if any, who controls the Bank within the meaning of the Act.

8. Each Agent, in soliciting offers to subscribe for Securities from the Bank and in performing the other obligations of such Agent hereunder (other than in respect of any subscription by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Bank and not as principal. Each Agent will make reasonable efforts to assist the Bank in obtaining performance by each subscriber whose offer to subscribe for Securities from the Bank was solicited by such Agent and has been accepted by the Bank, but such Agent shall not have any liability to the Bank in the event such subscription is not consummated for any reason. If the Bank shall default on its obligation to deliver Securities to a subscriber whose offer it has accepted, the Bank shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Bank and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such subscription.

9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Bank, or any officer or director or any controlling person of the Bank, and shall survive each delivery of and payment for any of the Securities.

10. (a) The provisions of this Agreement relating to the solicitation of offers to subscribe for Securities from the Bank may be suspended or terminated at any time by the Bank as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Bank, as the case may be. In the event of such suspension or termination with respect to any Agent, (i) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination (including all Securities that may be the subject of a Secondary Market Transaction at any time during the Secondary Transactions Period) and (iii) in any event, this Agreement shall remain in full force and effect insofar as the third paragraph of Section 2(a) and Sections 4(f), 4(h), 5, 7, 8 and 9 hereof are concerned.

(b) The Bank, in its sole discretion, may appoint one or more additional parties to act as Agents hereunder from time to time. Any such appointment shall be made in a writing signed by the Bank and the party so appointed. Such appointment shall become effective in accordance with its terms after the execution and delivery of such writing by the Bank and such other party. When such appointment is effective, such other party shall be deemed to be one of the Agents referred to in, and to have the rights and obligations of an Agent under, this Agreement, subject to the terms and conditions of such appointment. The Bank shall deliver a copy of such appointment to each other Agent promptly after it becomes effective.

11. Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and shall be sufficient in all respects when delivered or sent by facsimile transmission, personal delivery or registered mail to: if to the Agent, Barclays Capital Inc., 200 Park Avenue, New York, New York 10166, Facsimile No.: (212) 412-1825; Tel: (212) 412-4000; Attention: General Counsel; if to any Agent other than Barclays Capital Inc., the facsimile number or address provided by such Agent to the Bank in the document appointing such Agent as an Agent under this Agreement; and if to the Bank, Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Facsimile No.: (212) 412-1825; Tel: (212) 412-4000; Attention: General Counsel. Any such statements, requests, notices or advices shall take effect upon receipt thereof.

12. This Agreement and each Terms Agreement shall be binding upon, and inure solely to the benefit of, the Agents, the Bank and, to the extent provided in Sections 7, 8 and 9 hereof, the officers and directors of the Bank and each person who controls the Bank or any Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Terms Agreement. No purchaser of any of the Securities from any Agent shall be deemed a successor or assign by reason merely of such purchase.

13. The Agents may assign or transfer their rights or obligations under this Agreement with the prior written consent of the Bank. If the Agents assign their rights or transfer their obligations as provided in this Section, the relevant assignee or transferee shall be treated as if it were a party to this Agreement with effect from the date on which such assignment or transfer takes effect; provided that any transfer shall only become effective when the Bank has received an undertaking from the transferee to be bound by this Agreement and to perform the obligations transferred to it. Such assignment or transfer shall not affect any rights or obligations (including, but not limited to, those arising under Sections 6, 7 or 10) that have accrued at the time of assignment or transfer or that accrue thereafter to the Agents in relation to any act or omission or alleged act or omission that occurred prior to such assignment or transfer.

14. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. The Bank acknowledges and agrees that: (i) the subscription and issue of the Securities pursuant to this Agreement and each Terms Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Bank, on the one hand, and the several Agents, on the other hand; (ii) in connection with each transaction contemplated hereby and the process leading to each such transaction each Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Bank or its affiliates (other than, if applicable, itself), stockholders, creditors or employees or any other party; (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Bank with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Bank on other matters) and no Agent has any obligation to the Bank with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Bank; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Bank has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Bank and the Agents, or any of them, with respect to the subject matter hereof.

17. (a) This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Bank agrees that any legal suit, action or proceeding brought by any Agent or by a person controlling any Agent, arising out of or based upon this Agreement or any Terms Agreement may be instituted in any state or federal court in The City and State of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such proceeding. The Bank hereby appoints Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action based on this Agreement or any Terms Agreement which may be instituted in any state or federal court in The City and State of New York by an Agent and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable. Barclays Bank PLC hereby accepts to act as said agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank (mailed or delivered to the Bank at its respective address as aforesaid) shall be deemed, in every respect, effective service of process upon the Bank. Notwithstanding the foregoing, any action based on this Agreement or any Terms Agreement may be instituted by any Agent in any competent court in the United Kingdom.

(c) The provisions of this Section 17 shall survive any termination of this Agreement, in whole or in part.

18. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

19. Any amounts payable to an Agent hereunder shall be payable free and clear of, and without deduction or withholding for or an account of, any and all present and future taxes, assessments or other governmental charges now or hereafter imposed or assessed by the United Kingdom or any political subdivision or taxing authority thereof or therein (“Foreign Taxes”). If Foreign Taxes are so levied or imposed, the Bank agrees to pay such additional amounts (“Additional Amounts”) as may be necessary so that the amount due under this Agreement after withholding or deduction for or on an account of Foreign Taxes will not be less that the amount provided for herein; provided, however, the Bank will not be required to make any payment of Additional Amounts to an Agent for or on account of (a) any such Foreign Taxes which would not have been so imposed but for the existence of any present or former connection between such Agent (or between a member or shareholder of such Agent) and the United Kingdom (or any political subdivisions or taxing authority thereof or therein) including, without limitation, such Agent (or such member or shareholder) being or having been a resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (b) any Foreign Taxes which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Agent, if such compliance is required by statute or by regulation of the United Kingdom or of any political subdivisions or taxing authority thereof or therein as a precondition to relief or exemption from such Foreign Taxes.

20. If, for the purposes of obtaining a judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures an Agent or the Bank, as the case may be, could purchase United States dollars with such other currency in the Borough of Manhattan, City and State of New York on the business day preceding that on which final judgment is given. If, on the first business day following receipt by such Agent or the Bank, as the case may be, of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Agent or the Bank, as the case may be, may in accordance with normal banking procedures purchase United States dollars which the Bank or Agent, as the case may be, could purchase are less than the sum originally due to the Agent or the Bank, as the case may be, hereunder, then the paying party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the party being paid for such difference. If the United States dollars which the Bank or the Agent, as the case may be, could purchase on such first business day are greater than the sum originally due hereunder, then the party being paid agrees to pay the paying party an amount equal to the excess of the United States dollars over the sum originally due hereunder.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Bank and you in accordance with its terms.

Very truly yours,

Barclays Bank PLC

By:	/s/ Steven Penketh
Name:	Steven Penketh
Title:	Head of Capital Issuance

Accepted, as of the date hereof:

Barclays Capital Inc.

By:	/s/ Gerard LaRocca
Name:	Gerard LaRocca
Title:	Chief Administrative Officer, Americas

Distribution Agreement

ANNEX I

Barclays Bank PLC

[$[—]

Medium-Term Notes, Series A]

[[—] Warrants]

Terms Agreement

                    , 2009

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Ladies and Gentlemen:

Barclays Bank PLC (the “Bank”) proposes, subject to the terms and conditions stated herein and in the Amended and Restated Distribution Agreement, dated February 10, 2009 (the “Distribution Agreement”), between the Bank on the one hand and Barclays Capital Inc. on the other, to issue to you the securities specified in the Schedule hereto (the “Subscription Securities”). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Bank, of offers to subscribe for Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Bank or make such party subject to the provisions therein relating to the solicitation of offers to subscribe for Securities from the Bank, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Subscription Securities.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Subscription Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Bank agrees to issue to you and you agree to subscribe for from the Bank the Subscription Securities, at the time and place, in the principal amount of the Notes or aggregate number of the Warrants, as applicable, and at the subscription price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Bank.

Very truly yours,

Barclays Bank PLC

By:
Name:
Title:

Accepted, as of the date hereof:

Barclays Capital Inc.

By:
Name:
Title:

SCHEDULE I TO ANNEX I

Title of Subscription Securities:

[Debt Securities] [Warrants]

Aggregate Principal Amount:

[$             or units of other Specified Currency]

Aggregate Number and Form:

[[—] Call Warrants] [[—] Put Warrants]

Price to Public:

Subscription Price by Barclays Capital Inc. [Name(s) of other subscribers]:

[% of the principal amount of the Subscription Securities [, plus accrued interest from              to             ] [and accrued amortization, if any, from              to             ]] [% of the aggregate number of the Subscription Securities [times $             or units of other Specified Currency per Subscription Security]

Method of and Specified Funds for Payment of Subscription Price:

[By certified or official bank check or checks, payable to the order of the Bank, in [[New York] Clearing House] [immediately available] funds]

[By wire transfer to a bank account specified by the Bank in [next day] [immediately available] funds]

Senior Indenture:

Senior Indenture, dated as of                     , 2004, between the Bank and                     , as Trustee

Warrant Indenture:

Warrant Indenture, dated as of                     , 2009, between the Bank and                     , as Trustee

Warrant Agreement:

Warrant Agreement, dated as of                     , [—], between the Bank and                     , as Warrant Agent

Time of Delivery:

Closing Location for Delivery of Securities:

[Maturity] [Exercise Date(s)]:

Interest Rate:

[ %] [Zero Coupon] [Describe applicable floating rate provisions]

Interest Payment Dates:

[months and dates]

Principal repayment terms: [Describe applicable terms]

Terms for payment of money or delivery of warrant property: [Describe applicable terms]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

[(1) The opinions of United Kingdom and United States counsel to the Bank referred to in Sections 4(k) and (l).]

[(2) The accountants’ letter referred to in Section 4(m).]

[(3) The officers’ certificate referred to in Section 4(n).]

Other Provisions (including Syndicate Provisions, if applicable):

SCHEDULE II TO ANNEX I

(a)	Issuer Free Writing Prospectuses:

•	Final term sheet in the form set forth in Schedule III hereto, but only if the Bank is obligated to prepare and file such term sheet pursuant to Section 4(a)(ii) of the Distribution Agreement.

(b)	Additional Information in Pricing Disclosure Package:

In addition to the Prospectus as amended or supplemented at the Applicable Time, the Pricing Disclosure Package consists of the following information:

•	The statements under the caption [“Specific Terms of the Notes”] [“Specific Terms of the Warrants”] in, and the information [in the table] on the front cover of, the Pricing Supplement.

(c)	Additional Documents Incorporated by Reference:

I-1

SCHEDULE III TO ANNEX I

[To be modified as appropriate and completed prior to execution of this Terms Agreement]

BARCLAYS BANK PLC

Title of Subscription Securities:

Aggregate [Principal Amount] [Number] [Form] Offered:

Price to Public:

Settlement Date:

Managing Underwriters:

Subscription Price by Underwriters:

[Maturity Date] [Exercise Date(s)]:

[Interest Rate:]

[Interest Payment Dates:]

[Interest Reset Dates:]

[Description of Warrant Property]

[Terms for Payment of Money or Delivery of Warrant Property]

[Minimum Number Exercisable on any Day]

[Maximum Number Exercisable on any Day]

Redemption Provisions:

[Other Provisions:]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternately, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free [—].

I-1

ANNEX II

Accountant’s Letter

Pursuant to Sections 4(m) and 6(f), as the case may be, of the Amended and Restated Distribution Agreement, the Bank’s independent certified public accountants shall furnish letters to the effect that:

(i) They are independent certified public accountants with respect to the Bank and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Bank for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

(iii) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Bank and its subsidiaries, inspection of the minute books of the Bank and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Bank and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in any document incorporated by reference in the Registration Statement or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder relating to interim financial statements to the extent applicable to the Bank or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Form 20-F;

(B) the unaudited selected financial data with respect to the consolidated results of operations and financial position for the five most recent fiscal years which was included in the Prospectus does not agree with the corresponding amounts in the Bank’s audited consolidated financial statements for such fiscal years restated where appropriate to accord with current accounting practice;

(C) as at March 31 or September 30 following the date of the audited consolidated financial statements included in the Form 20-F, if applicable, and to the extent that the relevant financial information is available, there were any changes in issued share capital (other than issuances of shares under employee share option or profit sharing schemes existing on the date of

II-1

any Terms Agreement) or decreases in provisions for lending losses, income retained and other reserves, any changes in the consolidated long-term debt or undated capital notes, other than for exchange rate movements, or any decrease in net interest income, income before taxes, minority interests and extraordinary items or net income, as compared with the corresponding period in the preceding year, except in all instances for changes which the Registration Statement discloses; and

(D) for the period from the specific date referred to above to not more than five days prior to the date of delivery of such letter, there were any changes in the issued share capital (other than issuances of shares under employee share option or profit sharing schemes existing on the date of any Terms Agreement) or decreases in income retained and other reserves or changes in long-term debt, or undated capital notes, other than for exchange rate movements, as compared with amounts shown on the audited consolidated balance sheet included in the Form 20-F; and

(iv) In addition to the examination referred to in their report(s) included or incorporated by reference in the Registration Statement and Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Bank and its subsidiaries, which appear in the Form 20-F, in any document incorporated by reference in the Registration Statement, in the Prospectus and in certain exhibits to the Registration Statement, and which are specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Bank and its subsidiaries and have found them to be in agreement.

All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (as defined in the Distribution Agreement) as amended or supplemented as of the Time of Delivery relating to any Terms Agreement requiring the delivery of such letter under Section 4(m) thereof.

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